UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 1, 2005

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

(a) Grant of Annual Cash Bonus

On March 1, 2005, the Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company (“Company”) authorized the payment of annual bonus awards for the year ended December 31, 2004 to each of the Company’s executive officers named in the Company’s summary compensation table (“Named Executive Officers) under its stockholder-approved Executive Performance Incentive Plan. The annual cash bonus awards were determined based on performance against a total Company pre-tax earnings target determined by a formula set at the beginning of the year and the individual executive’s performance. The bonus reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax-deductible in compliance with Section 162(m) of the Internal Revenue Code. The table below reflects the annual cash bonus awarded to each executive officer who will be included as the Named Executive Officers in the Company’s 2005 Proxy Statement.

Name	Bonus
Peter R. Dolan	$2,125,000
Andrew R.J. Bonfield	$673,264
Donald J. Hayden, Jr.	$718,757
John L. McGoldrick	$609,045
Elliott Sigal, M.D., PhD	$393,844
James B.D. Palmer*, M.D	$705,372

*	Dr. Palmer passed away on October 26, 2004

In addition, on March 1, 2005, the Compensation and Management Development Committee approved a formula for determining the maximum award amounts for 2005 annual cash bonus awards. The formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax-deductible in compliance with Section 162(m) of the Internal Revenue Code.

As with the 2004 bonus, the final 2005 bonus awards amounts will be based on the Company’s performance against a pretax earnings target and the individual executive’s performance. The target bonuses as a percentage of salary for each executive grade level will be the same in 2005 as in 2004.

(b) 2005 Base Salaries

On March 1, 2005, the Compensation and Management Development Committee approved base salaries for the Named Executive Officers. These salaries will be effective on April 1, 2005. The table below reflects the executive’s base salary effective April 1, 2005 and April 1, 2004.

Name	Salary Effective 4/1/2005	Salary Effective 4/1/2004
Peter R. Dolan	$1,250,000	$1,250,000
Andrew R. J. Bonfield	$776,620	$754,000
Donald J. Hayden, Jr.	$693,270	$679,676
John L. McGoldrick	$755,290	$740,480
Elliott Sigal, M.D., PhD	$695,250	$675,000	*

*	Reflects 10/28/04 salary received upon promotion to President, Pharmaceutical Research Institute and CSO.

(c) Grant of Target Performance Share Units

On March 1, 2005, the Compensation and Management Development Committee also granted performance share units targets to the Named Executive Officers under the Company’s stockholder-approved 2002 Stock Incentive Plan in the following amounts. Grants of performance share units provide for the payout of Bristol-Myers Squibb Common Stock or the equivalent cash value, generally in three years, if the recipient has met certain continued service requirements. The performance share unit payout is also contingent on the Company’s performance against a pre-determined set of objectives described below:

Name	Target Performance Share Units
Peter R. Dolan	150,000
Andrew R. J. Bonfield	19,300
Donald J. Hayden, Jr.	19,300
John L. McGoldrick	17,400
Elliott Sigal, M.D., PhD	17,400

The maximum number of shares payable to any Named Executive Officer equals 253% of target and the minimum number of shares is zero. The final award amount is determined based on the following measures which were approved by the Committee on March 1, 2005: a) a pre-determined cumulative earnings per share goal for the three-year period 2005-2007 ( weighted at 50%); and b) a pre-determined cumulative sales goal for the three-year period 2005-2007 (weighted at 50%). The total award is modified by +/- 15% based on the company’s total shareholder return versus the proxy peer group. If the threshold targets are not achieved, there will be no payout under this award as was the case with the 2001-2003 Long-term Performance Award and the 2002-2004 Long-term Performance Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Date: March 4, 2005	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary